Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2019, relating to the financial statements and financial highlights, which appears in Cohen & Steers Global Infrastructure Fund, Inc.’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Counsel and Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP New York, New York April 30, 2019